Exhibit 1


                                5,000,000 shares

                         United States Steel Corporation

                     Mandatory Convertible Preferred Shares

                             Underwriting Agreement

                                                        February 4, 2003


J.P. Morgan Securities Inc.
  As Representative of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017


Ladies and Gentlemen:

     United States Steel Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), 5,000,000 shares (the "Firm Securities") of its 7.00% Series B Mandatory Convertible Preferred Shares (MEDSSM), no par value, mandatorily convertible into the common stock of the Company, $1.00 par value per share (the "Common Shares") of the Company and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 750,000 additional shares of its 7.00% Series B Mandatory Convertible Preferred Shares (MEDSSM), no par value, mandatorily convertible into the Common Shares of the Company (the "Optional Securities", and together with the "Firm Securities", the "Securities").

     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. 333-84200) (the "First Registration Statement"), Post-Effective Amendment No. 1 to the First Registration Statement and a Registration Statement on Form S-3 (No. 333-99273) (the "Second Registration Statement"), which constitutes Post-Effective Amendment No. 2 to the First Registration Statement, including a prospectus (the "Basic Prospectus"), relating to the Securities. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement"). The registration statements, as amended at the time they became effective are collectively referred to herein as the "Registration Statement"; and as used herein, the term "Prospectus" means the Basic Prospectus included in the Second Registration Statement (and any amendments thereto) as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities and the term "Preliminary Prospectus" means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to $48.50 per Security. The Company will not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Firm Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Firm Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Firm Securities will be made at the offices of Simpson Thacher & Bartlett at 10:00 A.M., New York City time, on February 10, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "First Closing Date".

(d) In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

(e) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

(f) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of the certificate representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The certificate representing the Securities will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the relevant Closing Date.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of its applicable effective date and any amendment thereto, each of the First Registration Statement and the Second Registration Statement complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(d) Subsidiary Organization and Good Standing. Each subsidiary listed on Annex A (each, a "Designated Subsidiary") of the Company has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Prospectus; and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); all of the issued and outstanding capital stock or other equity securities of each Designated Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock or other equity securities of each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, have a Material Adverse Effect. The entities listed on Annex A hereto include every subsidiary of the Company that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% thresholds throughout such definition) of the Company.

(e) Capitalization. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. The Company has an authorized capitalization as set forth in the Prospectus.

(f) Capitalization upon Conversion. The Common Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance out of the Company's authorized and unissued shares of Common Shares and when issued in accordance with the provisions of the Securities and the Company's Restated Certificate of Incorporation will be duly and validly issued, fully paid and non-assessable; and the holders of the outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Common Shares issuable upon conversion thereof.

(g) No Broker's Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

(h) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(i) Stock Exchange Listing. The outstanding Common Shares are listed on The New York Stock Exchange (the "Stock Exchange") and the Company has applied to have the Securities and the Common Shares initially issuable upon conversion of the Securities approved for listing on the Stock Exchange.

(j) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

(k) No Conflicts. The execution, delivery and performance of this Agreement, the Securities, the certificate of designations relating to the Securities (the "Certificate of Designations") (collectively, the "Transaction Documents"), the issuance and sale of the Securities and the issuance of Common Shares upon conversion thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Designated Subsidiary is a party or by which the Company or any such Designated Subsidiary is bound or to which any of the properties of the Company or any such Designated Subsidiary is subject, or the charter or by-laws of the Company or any such Designated Subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities and the Common Shares issuable upon conversion thereof as contemplated by this Agreement.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Certificate of Designations. The Certificate of Designation has been duly authorized by the Company and, when executed and delivered in accordance with its terms by each of the parties thereto will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the "Enforceability Exceptions").

(n) No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Designated Subsidiaries is a party or by which the Company or any Designated Subsidiaries or their respective property is bound, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such violations in the case of this clause (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Title to Real and Personal Property. Except as disclosed in the Prospectus, the Company and the Designated Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such liens, encumbrances and defects that would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct its business as described in the Prospectus.

(p) Licenses and Permits. The Company and the Designated Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Designated Subsidiary, could reasonably be expected to have a Material Adverse Effect.

(q) Descriptions of the Transaction Documents. The Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(r) No Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Title to Intellectual Property. The Company and the Designated Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct its business as described in the Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Designated Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Compliance With Environmental Laws. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Legal Proceedings. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

(v) Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(w) Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

(x) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement and the Prospectus.

(y) Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(z) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

(bb) Compliance With ERISA.  Each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the issuance of the Common Shares upon conversion thereof and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will (i) prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 a.m. New York City time on the business day immediately following the date of determination of the public offering price of the Securities and, at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed;
(iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

(h) Available Common Shares. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Common Shares issuable upon conversion of the Securities.

(i) No Transactions. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares, or publicly announce an intention to effect any such transaction, until 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares (i) pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding on the date hereof and (ii) upon conversion of the Securities.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading "Use of Proceeds".

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Exchange Listing. The Company will use all reasonable efforts to list, subject to notice of issuance, the Securities and the Common Shares issuable on conversion of the Securities on the Stock Exchange.

     5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such Closing Date.

(c)  No Downgrade.  Subsequent to the execution and delivery of this Agreement,
(i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and
(ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(x) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Officer's Certificate. The Representative shall have received on and as of each Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company's financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and
(iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters for the Company. On the date of this Agreement and on each Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the Company's financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on such Closing Date shall use a "cut-off" date no more than three business days prior to such Closing Date.

(g) Opinion of Counsel for the Company. Robert M. Stanton, Assistant General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(h) Opinion of Special Slovakian Counsel of the Company. Erika Csekes of Csekes, Vilagi, Drgonec & Partners, special Slovakian counsel for the Company, shall have furnished to the Representative, at the request of the Company, her written opinion, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(i) Opinion of Outside Counsel of the Company. Morgan, Lewis and Bockius LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(j) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of such Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representative shall have received on and as of each Closing Date satisfactory evidence of the good standing of the Company and its Designated Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(n) Exchange Listing. The Securities and the Common Shares issuable on conversion of the Securities shall have been approved for listing on the Exchange, subject to official notice of issuance.

(o) Lock-Up Letters. As of the execution and delivery hereof by the parties hereto (the "Execution Time"), the Company shall have furnished to the Representative lockup letters substantially in the form of Exhibit A hereto from each officer and director of the Company listed on Annex E hereto addressed to the Representative.

(p) Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation setting forth the designation, rights, relative preferences, limitations and terms of the Securities.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     6.   Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both
(i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the third, sixth (the second sentence of such paragraph) and tenth paragraphs under the heading "Underwriting".

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this
Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)  Contribution.  If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

     7. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

     8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the First or any Optional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

     9. Defaulting Underwriter. (a) If, on either the First or any Optional Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone such Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Securities and the Common Shares on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     14. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-622-5574); Attention:
Kevin Willsey. Notices to the Company shall be given to it at 600 Grant Street, Pittsburgh, PA 15219-9776, (fax: 413-433-1145); Attention: Robert M. Stanton, Assistant General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                              Very truly yours,

                              UNITED STATES STEEL CORPORATION



                              By_______________________
                                   Title:



Accepted: February 4, 2003

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.



By___________________________
             Authorized Signatory

                                                                      Schedule 1



     Underwriter                        Number of
                                        MEDS to be Purchased

J.P. Morgan Securities Inc.              2,750,000

Goldman, Sachs & Co.                       750,000

Lehman Brothers Inc.                       750,000

Salomon Smith Barney Inc.                  250,000

Scotia Capital (USA) Inc.                  250,000

PNC Capital Markets, Inc.                   83,334

BNY Capital Markets, Inc.                   83,333

NatCity Investments, Inc.                   83,333


				Total    5,000,000


                                                                         Annex A

                     Designated Subsidiaries of the Company

U.S. Steel Kosice, s.r.o

U.S. Steel Mining Company, LLC

                                                                         Annex B

                   Form of Opinion of Counsel for the Company

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

(ii) U.S. Steel Mining Company, LLC has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware;

(iii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization" and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(iv) Each of the Company and its Designated Subsidiaries (other than U. S. Steel Kosice, s.r.o. ("USSK")) has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding equity interests of U.S. Steel Mining Company, LLC have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of U.S. Steel Mining Company, LLC owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects;

(v) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company, its U.S. subsidiaries or their respective properties is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities and the issuance of Common Shares upon conversion thereof by the Company, except for (i) the order of the Commission declaring the Registration Statement effective, which has been obtained and is in full force and effect, and (ii) any consent, approval, authorization, or order, or filing required pursuant to state "blue sky" laws or foreign securities laws;

(vii) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Designated Subsidiary or any of their respective properties that, if determined adversely to the Company or any Designated Subsidiary could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are threatened;

(viii) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the issuance of Common Shares upon conversion thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Delaware General Corporation Law or those laws, rules and regulations of the State of Pennsylvania and the federal laws of the United States (excluding, with respect to federal securities law, the antifraud provisions thereof), in each case, which, in my experience, are normally applicable to transactions of the type contemplated by this Agreement ("Applicable Law") or (B) the respective charters or limited liability company agreements or by-laws of the Company and the Designated Subsidiaries (other than USSK), (C) to my knowledge after due inquiry, orders of any court, regulatory tribunal, administrative agency or other governmental body with jurisdiction over the Company, any Designated Subsidiary or any of their respective properties or (D) to my knowledge after due inquiry, any agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the properties of the Company or any Designated Subsidiary is subject; the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(ix) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the documents incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Exchange Act;

(x) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(xi) Each of the other Transaction Documents has been duly authorized by the Company and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions;

(xii) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(xiii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act; and

(xv) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Second Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.



                                                                         Annex C

             [Form of Opinion of Slovakian Counsel for the Company]

(i) USSK has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and USSK is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii) Each of the Significant Slovak Subsidiaries (as defined below) has been duly organized and is an existing limited liability company in good standing under the laws of the Slovak Republic, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Slovak Subsidiary is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding equity interests of each Significant Slovak Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Significant Slovak Subsidiary owned by USSK, directly or through subsidiaries, are owned free from liens, encumbrances and defects. A "Significant Slovak Subsidiary" is any subsidiary of USSK that is a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X, substituting 5% thresholds for the 10% thresholds throughout such definition) of USSK.

(iii) All outstanding equity interests of USSK have been duly authorized and validly issued, are fully paid and nonassessable;

(iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over USSK, its subsidiaries or their respective properties in the Slovak Republic or any political subdivision thereof is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities or the issuance of Common Shares upon conversion thereof, by the Company;

(v) The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the issuance of Common Shares upon conversion thereof, by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule or regulation in the Slovak Republic or any political subdivision thereof, (B) the respective organizational documents of USSK and the Significant Slovak Subsidiaries; (C) orders of any court, regulatory tribunal, administrative agency or other governmental body with jurisdiction over USSK, any Significant Slovak Subsidiary or any of their respective properties or (D) any agreement or instrument to which USSK or any Significant Slovak Subsidiary is a party or by which USSK or any Significant Slovak Subsidiary is bound or to which any of the properties of USSK or any Significant Slovak Subsidiary is subject; and

(vi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings in the Slovak Republic or any political subdivision thereof and contracts and other documents relating to USSK are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings in the Slovak Republic or any political subdivision thereof required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents relating to USSK of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         Annex D

              [Form of Opinion of Outside Counsel for the Company]



(i) The Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable and the stockholders of the Company have no preemptive rights with respect to the Securities;

(ii) The Common Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and when issued and delivered upon conversion in accordance with the provisions of the Securities, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Common Shares is not subject to any preemptive or similar rights;

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and

(iv) The statements made in the Prospectus under the captions "Description of MEDS" and "Description of Common Stock" insofar as they purport to constitute summaries of the terms of the Securities and the Common Shares, respectively, constitute accurate summaries of the terms of the Securities and the Common Shares in all material respects and the statements in the Prospectus under the heading "Certain Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;

     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

     The opinion described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.



                                                                         Annex E

        Names of Directors and Officers Subject to the Lock-Up Provision



Cooper, J. Gary       Director
Darnall, Robert J.    Director
Dorrance, Roy G.      Vice Chairman & Chief Operating Officer
Garraux, James D.     Vice President - Employee Relations
Gedeon, Charles C.    Executive Vice President - Raw
                      Materials & Diversified Businesses
Goodish, John H.      President - U.S. Steel Kosice, s.r.o.
Haggerty, Gretchen R. Senior Vice President & Treasurer
Jackson, Shirley Ann  Director
Kadlic, J. Paul       Executive Vice President - Sheet Products
Lee, Charles R.       Director
Lucchino, Frank       Director
McGillicuddy, John F. Director
Sandman, Dan D.       Vice Chairman and Chief Legal & Administrative
                      Officer, General Counsel  and Secretary
Schofield, Seth E.    Director
Schultz, Larry G.     Vice President & Controller
Straub, Terrence D.   Vice President - Governmental Affairs
Surma, John P., Jr.   Vice Chairman & Chief Financial Officer
Todd, Stephan K.      Vice President - Law
Usher, Thomas J.      Chairman, Chief Executive Officer and President
Yearley, Douglas C.   Director


                                                                       Exhibit A


                            FORM OF LOCK-UP AGREEMENT




                                                              ________ __ , 2003



J.P. MORGAN SECURITIES INC.
[ADDITIONAL CO-MANAGERS]
As Representative of the
several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

     Re:  United States Steel Corporation-Public Offering

Ladies and Gentlemen:

     The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with United States Steel Corporation, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), of Mandatory Convertible Preferred Shares (MEDSSM), no par value, of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $1.00 per share par value, of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc., it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                              Very truly yours,


                              [NAME OF STOCKHOLDER]


                              By:
                                 Name:
                                 Title:




Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.
ADDITIONAL CO-MANAGERS
Acting severally on behalf of themselves and the several Underwriters named in
 Schedule I to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.



By:
   Name:
   Title: